Exhibit 99.1


                          VITAS OIG Civil Investigation


    CINCINNATI--(BUSINESS WIRE)--April 7, 2005--Chemed Corporation ("Chemed") (NYSE:CHE), which operates the nation's largest provider of end-of-life care under the VITAS Healthcare Corporation (VITAS) brand and commercial and residential plumbing and drain cleaning services provider under the Roto-Rooter brand (Roto-Rooter), today announced the Office of Inspector General (OIG) for the Department of Health and Human Services has served VITAS with civil subpoenas relating to VITAS' alleged failure to appropriately bill Medicare and Medicaid for hospice services.
    As part of this investigation, the OIG has selected 80 sets of patient records from each of VITAS' three largest programs for review. In addition, another 80 patient records were selected from various programs. These patient records requested cover the time period 1997 through the current period.
    The type of documents and records requested are similar to those provided in a previous industry wide OIG investigation titled Operation Restore Trust. This investigation, which focused on patient records from 1995 to 1998, audited six VITAS hospice programs and over 1,000 patients' records. At the conclusion of the OIG investigation, no adverse actions were taken against VITAS. Two of the three programs specifically identified in the current OIG investigation are included in the six programs previously investigated by the OIG.
    "VITAS is fully cooperating with the OIG in this investigation, stated Kevin McNamara, Chemed CEO. "We believe the OIG plays a vital role to ensure all providers follow the Medicare and Medicaid rules and procedures. This creates an environment that allows patients to receive appropriate access and quality outcomes. Following these procedures and documenting relevant aspects of admissions, billings and plans-of-care are the best way to have a positive outcome from any review, audit or investigation. That is why the VITAS hospice approach has been built on a platform of internal systems that allows for monitoring and documentation of plans-of-care provided to all of our patients," stated McNamara. "It has been VITAS' goal to have these systems track relevant metrics to satisfy any concerned stakeholder that VITAS provides outstanding care in a manner that is consistent with both the intent and literal interpretation of the Medicare Hospice Benefit. These systems and resulting documentation were instrumental in supporting VITAS' billing practices during the OIG's Operation Restore Trust investigation."
    "VITAS, as the nation's largest provider of end-of-life care, frequently consults with governmental agencies, institutions and hospice associations concerning such matters as benefit policies, patient care, clinical studies and systems capabilities. Based upon this experience, we believe VITAS has developed systems and procedures that meet or exceed those necessary to support Medicare and Medicaid billings."
    The OIG has not disclosed the origin of the subpoenas or investigation. The Company said it is unable to predict the outcome of the investigation or the impact, if any, that the investigation may have on the business, results of operations, liquidity or capital resources.
    Certain statements contained in this press release and the accompanying tables are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "hope," "anticipate," "plan" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Chemed does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause Chemed's actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care, plumbing and drain cleaning industries; periodic changes in reimbursement levels and procedures under Medicare and Medicaid programs; difficulties predicting patient length of stay and estimating potential Medicare reimbursement obligations; challenges inherent in Chemed's growth strategy; the current shortage of qualified nurses, other healthcare professionals and licensed plumbing and drain cleaning technicians; Chemed's dependence on patient referral sources; and other factors detailed under the caption "Description of Business by Segment" or "Risk Factors" in Chemed's most recent report on form 10-Q or 10-K and its other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved.



    CONTACT: Chemed Corporation
             David P. Williams, 513-762-6901